                                                                    Exhibit 25.1

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                   FORM T-1
                                   _________

                      STATEMENT OF ELIGIBILITY UNDER THE
                       TRUST INDENTURE ACT OF 1939 OF A
                   CORPORATION DESIGNATED TO ACT AS TRUSTEE

               Check if an Application to Determine Eligibility
                  of a Trustee Pursuant to Section 305(b)(2)

                      STATE STREET BANK AND TRUST COMPANY
              (Exact name of trustee as specified in its charter)

     Massachusetts                                04-1867445

     (Jurisdiction of                          (I.R.S. Employer
     incorporation or                          Identification No.)
organization if not a U.S.
      national bank)


     225 Franklin Street, Boston, Massachusetts             02110
       (Address of principal executive offices)          (Zip Code)

  Maureen Scannell Bateman, Esq. Executive Vice President and General Counsel
               225 Franklin Street, Boston, Massachusetts  02110
                                (617) 654-3253
           (Name, address and telephone number of agent for service)

                        HOMESTEAD VILLAGE INCORPORATED
              (Exact name of obligor as specified in its charter)


          MARYLAND                                74-2770966

(State or other jurisdiction                   (I.R.S. Employer
    of incorporation or                       Identification No.)
       organization)

                            2100 RIVEREDGE PARKWAY
                            ATLANTA, GEORGIA  30328
             (Address of principal executive offices)  (Zip Code)

                            SENIOR DEBT SECURITIES

                        (Title of indenture securities)

                                    GENERAL

  ITEM 1.  GENERAL INFORMATION.

       FURNISH THE FOLLOWING INFORMATION AS TO THE TRUSTEE:

       (A) NAME AND ADDRESS OF EACH EXAMINING OR SUPERVISORY AUTHORITY TO WHICH IT IS SUBJECT.

            Department of Banking and Insurance of The Commonwealth of Massachusetts, 100 Cambridge Street, Boston, Massachusetts.

            Board of Governors of the Federal Reserve System, Washington, D.C.,
            Federal Deposit Insurance   Corporation, Washington, D.C.

       (B)  WHETHER IT IS AUTHORIZED TO EXERCISE CORPORATE TRUST POWERS.

            Trustee is authorized to exercise corporate trust powers.

  ITEM 2.  AFFILIATIONS WITH OBLIGOR.

       IF THE OBLIGOR IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH SUCH AFFILIATION.

            The obligor is not an affiliate of the trustee or of its parent, State Street Corporation.

            (See note on page 2.)

  ITEM 3. THROUGH ITEM 15.  NOT APPLICABLE.

  ITEM 16.  LIST OF EXHIBITS.

       LIST BELOW ALL EXHIBITS FILED AS PART OF THIS STATEMENT OF ELIGIBILITY.

       1.   A COPY OF THE ARTICLES OF ASSOCIATION OF THE TRUSTEE AS NOW IN
  EFFECT.

            A copy of the Articles of Association of the trustee, as now in effect, is on file with the Securities and Exchange Commission as
            Exhibit 1 to Amendment No. 1 to the Statement of Eligibility and Qualification of Trustee (Form T-1) filed with the Registration Statement of Morse Shoe, Inc. (File No. 22-17940) and is incorporated herein by reference thereto.

       2.   A COPY OF THE CERTIFICATE OF AUTHORITY OF THE TRUSTEE TO COMMENCE
  BUSINESS, IF NOT CONTAINED IN THE   ARTICLES OF ASSOCIATION.

            A copy of a Statement from the Commissioner of Banks of Massachusetts that no certificate of authority for the trustee to commence business was necessary or issued is on file with the Securities and Exchange Commission as Exhibit 2 to Amendment No. 1 to the Statement of Eligibility and Qualification of Trustee
            (Form T-1) filed with the Registration Statement of Morse Shoe, Inc. (File No. 22-17940) and is incorporated herein by reference thereto.

       3. A COPY OF THE AUTHORIZATION OF THE TRUSTEE TO EXERCISE CORPORATE TRUST POWERS, IF SUCH AUTHORIZATION IS NOT CONTAINED IN THE DOCUMENTS SPECIFIED IN PARAGRAPH (1) OR (2), ABOVE.

            A copy of the authorization of the trustee to exercise corporate trust powers is on file with the Securities and Exchange Commission as Exhibit 3 to Amendment No. 1 to the Statement of Eligibility and Qualification of Trustee (Form T-1) filed with the Registration Statement of Morse Shoe, Inc.(File No. 22-17940) and is incorporated herein by reference thereto.

       4. A COPY OF THE EXISTING BY-LAWS OF THE TRUSTEE, OR INSTRUMENTS CORRESPONDING THERETO.

            A copy of the by-laws of the trustee, as now in effect, is on file with the Securities and Exchange Commission as Exhibit 4 to the Statement of Eligibility and Qualification of Trustee (Form T-1) filed with the Registration Statement of Eastern Edison Company (File No. 33-37823) and is incorporated herein by reference thereto.

       5. A COPY OF EACH INDENTURE REFERRED TO IN ITEM 4. IF THE OBLIGOR IS IN DEFAULT.

            Not applicable.

       6.   THE CONSENTS OF UNITED STATES INSTITUTIONAL TRUSTEES REQUIRED BY
  SECTION 321(B) OF THE ACT.

            The consent of the trustee required by Section 321(b) of the Act is annexed hereto as Exhibit 6 and made a part hereof.

       7. A COPY OF THE LATEST REPORT OF CONDITION OF THE TRUSTEE PUBLISHED PURSUANT TO LAW OR THE REQUIREMENTS OF ITS SUPERVISING OR EXAMINING AUTHORITY.

            A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority is annexed hereto as Exhibit 7 and made a part hereof.


                                     NOTES

       In answering any item of this Statement of Eligibility which relates to matters peculiarly within the knowledge of the obligor or any underwriter for the obligor, the trustee has relied upon information furnished to it by the obligor and the underwriters, and the trustee disclaims responsibility for the accuracy or completeness of such information.

       The answer furnished to Item 2. of this statement will be amended, if necessary, to reflect any facts which differ from those stated and which would have been required to be stated if known at the date hereof.


                                   SIGNATURE

       Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, State Street Bank and Trust Company, a corporation organized and existing under the laws of The Commonwealth of Massachusetts, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Boston and The Commonwealth of Massachusetts, on the OCTOBER 19, 1998.


                              STATE STREET BANK AND TRUST COMPANY


                              By:  /s/ Carolina D. Altomare
                                   --------------------------------
                              NAME  CAROLINA D. ALTOMARE
                              TITLE ASSISTANT VICE PRESIDENT

                                   EXHIBIT 6


                            CONSENT OF THE TRUSTEE

       Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939, as amended, in connection with the proposed issuance by HOMESTEAD VILLAGE INCORPORATED. of its SENIOR DEBT SECURITIES, we hereby consent that reports of examination by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

                              STATE STREET BANK AND TRUST COMPANY


                              By:  /s/ Carolina D. Altomare
                                   -------------------------------
                              NAME  CAROLINA D. ALTOMARE
                              TITLE ASSISTANT VICE PRESIDENT


  DATED:  OCTOBER 19, 1998

                                   EXHIBIT 7

  Consolidated Report of Condition of State Street Bank and Trust Company, Massachusetts and foreign and domestic subsidiaries, a state banking institution organized and operating under the banking laws of this commonwealth and a member of the Federal Reserve System, at the close of business June 30, 1998, published in accordance with a call made by the
           -------------
  Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act and in accordance with a call made by the Commissioner of Banks under General Laws, Chapter 172, Section 22(a).


                                                                                Thousands of
ASSETS                                                                          Dollars
  Cash and balances due from depository institutions:
       Noninterest-bearing balances and currency and coin................   1,553,703
       Interest-bearing balances.........................................  12,440,716
  Securities.............................................................   9,436,138
  Federal funds sold and securities purchased
       under agreements to resell in domestic offices
       of the bank and its Edge subsidiary...............................   8,785,353
  Loans and lease financing receivables:
       Loans and leases, net of unearned income .........................   6,633,608
       Allowance for loan and lease losses...............................      92,999
       Allocated transfer risk reserve...................................           0
       Loans and leases, net of unearned income and allowances...........   6,540,609
  Assets held in trading accounts........................................  1, 267,679
  Premises and fixed assets..............................................     491,928
  Other real estate owned................................................         100
  Investments in unconsolidated subsidiaries.............................       1,278
  Customers' liability to this bank on acceptances outstanding...........      68,312
Intangible assets........................................................     231,294
Other assets.............................................................   1,667,282
                                                                           ----------
Total assets.............................................................  42,484,392
                                                                           ==========

  LIABILITIES

  Deposits:
       In domestic offices...............................................  12,553,371
            Noninterest-bearing .........................................  10,204,405
            Interest-bearing ............................................   2,348,966
       In foreign offices and Edge subsidiary............................  16,961,571
            Noninterest-bearing .........................................     154,792
            Interest-bearing ............................................  16,806,779
  Federal funds purchased and securities sold under
       agreements to repurchase in domestic offices of
       the bank and of its Edge subsidiary...............................   8,182,794
  Demand notes issued to the U.S. Treasury and Trading Liabilities.......           0
  Trading liabilities....................................................     883,096
  Other borrowed money...................................................     361,141
  Subordinated notes and debentures......................................           0
  Bank's liability on acceptances executed and outstanding...............      68,289
  Other liabilities......................................................   1,017,284
  Total liabilities......................................................  40,027,546
                                                                           ----------

  EQUITY CAPITAL
  Perpetual preferred stock and related
  surplus................................................................           0
  Common stock...........................................................      29,931
  Surplus................................................................     455,288
  Undivided profits and capital reserves/Net unrealized holding gains
   (losses)..............................................................   1,964,924
  Net unrealized holding gains (losses) on available-for-sale securities.      15,557
  Cumulative foreign currency translation adjustments....................      (8,854)
  Total equity capital...................................................   2,456,846
                                                                           ----------

  Total liabilities and equity capital...................................  42,484,392
                                                                           ----------

  I, Rex S. Schuette, Senior Vice President and Comptroller of the above named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true to the best of my knowledge and belief.

                                      Rex S. Schuette


  We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true and correct.

                                      David A. Spina
                                      Marshall N. Carter
                                      Truman S. Casner